UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2026

SHF Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-40524	86-2409612
(Commission File Number)	(IRS Employer Identification No.)

1526 Cole Blvd., Suite 250

Golden, Colorado 80401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 431-3435

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, $0.0001 par value per share	SHFS	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $230.00 per share	SHFSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed, on September 30, 2025 SHF Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) to sell shares of its Series B Convertible Preferred Stock, par value $0.001 (the “Series B Preferred Stock”), and common stock purchase warrants (the “Series B Warrants”) to certain investors.

On May 6, 2026, the Company notified the holders of the Series B Preferred Stock and the Series B Warrants that, pursuant to Section 8(i) of the Certificate of Designation of the Series B Preferred Stock, the conversion price of the Series B Preferred Stock would be voluntarily reduced to $0.65 (the “Reduced Conversion Price”) and that, pursuant to Section 2(h) of the Series B Warrants, the cash exercise price of the Series B Warrants would be voluntarily reduced to $0.65 (the “Reduced Exercise Price”). The Reduced Conversion Price will be in effect from May 6, 2026 until July 31, 2026 (the “Conversion Reduction Period”).

The Company intends to file a registration statement on Form S-1 with the Securities and Exchange Commission (the “SEC”) in order to register additional shares of its common stock that will be issuable upon the exercise of the Series B Warrants at the Reduced Exercise Price (the “Reduced Price Registration Statement”). The Reduced Exercise Price will be in effect from the date on which the Reduced Price Registration Statement is declared effective by the SEC (the “Exercise Reduction Period”) until July 31, 2026.

The Board of Directors (the “Board”) of the Company and the Required Holder (as defined in the SPA) approved the Reduced Conversion Price, the Reduced Exercise Price, the Conversion Reduction Period and the Exercise Reduction Period. The Board and the Required Holder also approved the Company’s ability to delay the beginning of these periods in the event such a delay is required to comply with any applicable laws, rules, or regulations, as well as the inclusion of certain other shares of common stock in the Reduced Price Registration Statement.

Forward-Looking Statements

Certain information contained in this Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included herein may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Forward-looking statements may include, but are not limited to, statements with respect to the Company’s ability to regain and/or maintain compliance with Nasdaq’s listing standards; the voluntary reductions in the conversion and exercise prices of the Series B Preferred Stock and the Series B Warrants, respectively; the filing and/or effectiveness of the Reduced Price Registration Statement; Safe Harbor’s ability to satisfy the required conditions to utilize its equity line of credit (the “ELOC”); market conditions that may impact Safe Harbor’s ability to access the ELOC on acceptable terms or at all; the possibility that the ELOC may not be fully utilized; expected use of proceeds from the ELOC; trends in the cannabis industry, including proposed changes in U.S. and state laws, rules, regulations and guidance relating to Safe Harbor’s services; Safe Harbor’s growth prospects and Safe Harbor’s market size; Safe Harbor’s projected financial and operational performance, including relative to its competitors and historical performance; success or viability of new product and service offerings Safe Harbor has introduced or may introduce in the future; the impact volatility in the capital markets, which may adversely affect the price of Safe Harbor’s securities; the outcome of any legal proceedings that have been or may be brought by or against Safe Harbor; and other statements regarding Safe Harbor’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “outlook,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Safe Harbor’s filings with the U.S. Securities and Exchange Commission. Safe Harbor undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHF HOLDINGS, INC.

Date: May 6, 2026	By:	/s/ Terrance Mendez
Terrance Mendez
Chief Executive Officer and Chief Financial Officer